UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 1, 2006

Sipex Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

233 South Hillview Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-934-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2006, Sipex Corporation ("Sipex" or the "Company") entered into Amendment #7 ("Amendment #7") to the Worldwide Authorized Distributor Market Price Agreement (the "Agreement") which was executed by Future Electronics Inc. ("Future") on July 1, 1993 and by Sipex on July 22, 1993 (as amended on October 1, 2002, February 7, 2003, August 26, 2003, September 15, 2003, April 25, 2006 and September 27, 2006). Amendment #7 adds the guidelines applicable to the scrap allowance in Amendment #4 dated April 25, 2006. The guidelines include product date codes, reporting of products qualified for the scrap allowance, timelines of authorization and evidence of destruction.

Future is Sipex’s exclusive distributor for North America and Europe and is Sipex’s largest distributor worldwide. Future is also an affiliate of Sipex’s largest stockholder.

The foregoing does not purport to be a complete description of Amendment #7 and is qualified in its entirety by reference to the actual Amendment #7, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.1 Amendment #7 dated November 1, 2006 to Worldwide Authorized Distributor Market Price Agreement dated July 22, 1993, by and between the Company and Future Electronics Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sipex Corporation

November 7, 2006	By:	Clyde R. Wallin

Name: Clyde R. Wallin
Title: Chief Financial Officer and Senior VP of Finance

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Exhibit Index

Exhibit No.	Description

10.1	Amendment #7 dated November 1, 2006 to Worldwide Authorized Distributor Market Price Agreement dated July 22, 1993, by and between the Company and Future Electronics Inc.